veris RESIDENTIAL™

Earnings Release and Supplemental

Q1 2025

Table Of Contents

Page(s)
3	Earnings Release
Key Financial Data
7	Consolidated Balance Sheet
8	Consolidated Statement of Operations
9	FFO, Core FFO and Core AFFO
10	Adjusted EBITDA
11	Components of Net Asset Value
Operating Portfolio
12	Multifamily Operating Portfolio
13	Commercial Assets and Developable Land
14	Same Store Market Information
15	Same Store Performance
Debt
16	Debt Profile
17	Debt Summary and Maturity Schedule
Reconciliations and Additional Details
18	Annex 1: Transaction Activity
19	Annex 2: Reconciliation of NOI
20	Annex 3: Consolidated Statements of Operations and Non-GAAP Financial Footnotes
21	Annex 4: Unconsolidated Joint Ventures
22	Annex 5: Debt Profile Footnotes
23	Annex 6: Multifamily Property Information
23	Annex 7: Noncontrolling Interests in Consolidated Joint Ventures
25	Non-GAAP Financial Definitions
26	Company Information

V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports First Quarter 2025 Results
JERSEY CITY, N.J., April 23, 2025 –– Veris Residential, Inc. (NYSE: VRE) (the “Company”), a forward-thinking, Northeast-focused, Class A multifamily REIT, today reported results for the first quarter 2025.

	Three Months Ended March 31,
	2025	2024
Net Income (loss) per Diluted Share	$(0.12)	$(0.04)
Core FFO per Diluted Share	$0.16	$0.14
Core AFFO per Diluted Share	$0.17	$0.18
Dividend per Diluted Share	$0.08	$0.0525

FIRST QUARTER UPDATE

–Year-over-year Same Store multifamily Blended Net Rental Growth Rate of 2.4%.
–Year-over-year Same Store NOI growth of 3.2%.
–Same Store occupancy of 94.0% (95.3% excluding Liberty Towers).
–$45 million of non-strategic assets sold year to date, unwinding two joint ventures, with an additional $34 million under binding contract.
– Subsequent to quarter-end, purchased our partner's interest in the Jersey City Urby joint venture, eliminating the Company’s largest remaining unconsolidated joint venture for $38.5 million, rebranding the property to "Sable" and taking over management. The consolidation is expected to create over $1 million in annualized synergies.

Mahbod Nia, Chief Executive Officer, commented, “During the first quarter, Veris Residential continued to achieve strong operational results while advancing the corporate plan announced earlier this year. With a combined $79 million of non-strategic asset sales either closed or under binding contract this year, we continue to unlock value embedded within the Company, despite elevated levels of market volatility.

“In parallel, we further simplified our portfolio, consolidating our interest in the Jersey City Urby, now Sable, assuming management of the property. Leveraging the Veris Residential platform, we expect the property to realize over $1 million of annualized synergies on a run-rate basis.”

SAME STORE PORTFOLIO PERFORMANCE

	March 31, 2025	December 31, 2024	Change
Same Store Units	7,621	7,621	—%
Same Store Occupancy	94.0%	93.9%	0.1%
Same Store Blended Rental Growth Rate (Quarter)	2.4%	0.5%	1.9%
Average Rent per Home	$4,019	$4,033	(0.3)%

The following table shows Same Store performance:

($ in 000s)	Three Months Ended March 31,
	2025	2024	%
Total Property Revenue	$75,761	$73,978	2.4%
Controllable Expenses	13,046	12,607	3.5%
Non-Controllable Expenses	11,822	12,057	(1.9)%
Total Property Expenses	24,868	24,664	0.8%
Same Store NOI	$50,893	$49,314	3.2%

FINANCE AND LIQUIDITY

Substantially all of the Company's debt is hedged or fixed with a weighted average effective interest rate of 4.96% and weighted average maturity of 2.8 years. Subsequent to quarter-end, the Company consolidated the mortgage on Sable and simultaneously modified it to suspend principal amortization through the remaining term.

Balance Sheet Metric ($ in 000s)	March 31, 2025	December 31, 2024
Weighted Average Interest Rate	4.96%	4.95%
Weighted Average Years to Maturity	2.8	3.1
TTM Interest Coverage Ratio	1.7x	1.7x
Net Debt	$1,643,411	$1,647,892
TTM EBITDA	$144,191	$140,694
TTM Net Debt to EBITDA	11.4x	11.7x

As of April 21, 2025, the Company had liquidity of approximately $146 million, including funds available on the revolver and cash on hand.

TRANSACTION ACTIVITY

Year to date, the Company has closed on $45 million of non-strategic asset sales, including two unconsolidated joint ventures. An additional $34 million across two land parcels are under binding contract, with an expected close in the first half of 2025.

Name ($ in 000s)	Date	Location	GAV
65 Livingston	1/24/2025	Roseland, NJ	$7,300
Wall Land	4/3/2025	Wall Township, NJ	31,000
PI - North Building (two parcels) and Metropolitan at 40 Park	4/21/2025	West New York, NJ and Morristown, NJ	7,100
Total Assets Sold in 2025-to-date			$45,400

JV INTEREST ACQUISITION

In April 2025, the Company acquired its joint venture partner’s 15% interest in the entity that owns the property now known as “Sable” at Harborside for $38.5 million, including consideration for the tax credit and termination of the management contract. The acquisition was funded through proceeds from non-strategic asset sales.

Upon closing, the Company owned 100% interest in the property, and as a result, consolidated the asset and its corresponding property-level mortgage of $181.8 million. The property-level mortgage was subsequently modified to be an interest-only mortgage.

The Company anticipates over $1 million of annualized synergies as a result of integrating the asset into the Veris platform.

SHARE BUYBACK PROGRAM

The Company announced a $100 million share repurchase program in February. No shares have been repurchased year to date.

DIVIDEND

The Company paid a dividend of $0.08 per share on April 10, 2025, for shareholders of record as of March 31, 2025.

GUIDANCE

The Company is maintaining its guidance for 2025 in accordance with the following table.

2025 Guidance Ranges	Low		High
Same Store Revenue Growth	2.1%	—	2.7%
Same Store Expense Growth	2.6%	—	3.0%
Same Store NOI Growth	1.7%	—	2.7%

Core FFO per Share Guidance	Low		High
Net Loss per Share	$(0.24)	—	$(0.22)
Depreciation per Share	$0.85	—	$0.85
Core FFO per Share	$0.61	—	$0.63

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for Thursday, April 24, 2025, at 8:30 a.m. Eastern Time and will be broadcast live via the Internet at: http://investors.verisresidential.com.

The live conference call is also accessible by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) and requesting the Veris Residential first quarter 2025 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.'s website at:
http://investors.verisresidential.com beginning at 8:30 a.m. Eastern Time on Thursday, April 24, 2025.

A replay of the call will also be accessible Thursday, April 24, 2025, through Saturday, May 25, 2025, by calling (844) 512-2921 (domestic) or +1(412) 317-6671 (international) and using the passcode, 13751071.
Copies of Veris Residential, Inc.’s first quarter 2025 Form 10-Q and first quarter 2025 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website under Financial Results.

In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311
ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking real estate investment trust (REIT) that primarily owns, operates, acquires and develops premier Class A multifamily properties in the Northeast. Our technology-enabled, vertically integrated operating platform delivers a contemporary living experience aligned with residents' preferences while positively impacting the communities we serve. We are guided by an experienced management team and Board of Directors, underpinned by leading corporate governance principles; a best-in-class approach to operations; and an inclusive culture based on meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public

Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings, available at https://investors.verisresidential.com/financial-information.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors	Media
Mackenzie Rice	Amanda Shpiner/Grace Cartwright
Director, Investor Relations	Gasthalter & Co.
investors@verisresidential.com	veris-residential@gasthalter.com

Additional details on Company Information page.

Consolidated Balance Sheet
(in thousands) (unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Rental property
Land and leasehold interests	$456,789	$458,946
Buildings and improvements	2,627,149	2,634,321
Tenant improvements	15,067	14,784
Furniture, fixtures and equipment	113,997	112,201
	3,213,002	3,220,252
Less – accumulated depreciation and amortization	(451,540)	(432,531)
	2,761,462	2,787,721
Real estate held for sale, net	9,138	7,291
Net investment in rental property	2,770,600	2,795,012
Cash and cash equivalents	7,596	7,251
Restricted cash	14,512	17,059
Investments in unconsolidated joint ventures	111,607	111,301
Unbilled rents receivable, net	2,409	2,253
Deferred charges and other assets, net	43,680	48,476
Accounts receivable	1,169	1,375
Total Assets	$2,951,573	$2,982,727
LIABILITIES & EQUITY
Revolving credit facility and term loans	345,172	348,839
Mortgages, loans payable and other obligations, net	1,322,036	1,323,474
Dividends and distributions payable	8,485	8,533
Accounts payable, accrued expenses and other liabilities	40,648	42,744
Rents received in advance and security deposits	11,529	11,512
Accrued interest payable	5,232	5,262
Total Liabilities	1,733,102	1,740,364
Redeemable noncontrolling interests	9,294	9,294
Total Stockholders’ Equity	1,080,486	1,099,391
Noncontrolling interests in subsidiaries:
Operating Partnership	99,814	102,588
Consolidated joint ventures	28,877	31,090
Total Noncontrolling Interests in Subsidiaries	$128,691	$133,678
Total Equity	$1,209,177	$1,233,069
Total Liabilities and Equity	$2,951,573	$2,982,727

Consolidated Statement of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,
REVENUES	2025	2024
Revenue from leases	$61,965	$60,642
Management fees	718	922
Parking income	3,749	3,745
Other income	1,324	2,031
Total revenues	67,756	67,340
EXPENSES
Real estate taxes	9,212	9,177
Utilities	2,807	2,271
Operating services	10,993	12,570
Property management	4,385	5,242
General and administrative	10,068	11,088
Transaction-related costs	308	516
Depreciation and amortization	21,253	20,117
Land and other impairments, net	3,200	—
Total expenses	62,226	60,981
OTHER (EXPENSE) INCOME
Interest expense	(22,960)	(21,500)
Interest and other investment income	25	538
Equity in earnings (loss) of unconsolidated joint ventures	3,842	254
Gain (loss) on disposition of developable land	(156)	784
Gain (loss) on sale of unconsolidated joint venture interests	—	7,100
Other income (expense), net	(105)	255
Total other (expense) income, net	(19,354)	(12,569)
Income (loss) from continuing operations before income tax expense	(13,824)	(6,210)
Provision for income taxes	(42)	(59)
Income (loss) from continuing operations after income tax expense	(13,866)	(6,269)
Income (loss) from discontinued operations	136	252
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	—	1,548
Total discontinued operations, net	136	1,800
Net Income (loss)	(13,730)	(4,469)
Noncontrolling interest in consolidated joint ventures	2,125	495
Noncontrolling interests in Operating Partnership of loss (income) from continuing operations	998	523
Noncontrolling interests in Operating Partnership in discontinued operations	(11)	(155)
Redeemable noncontrolling interests	(81)	(297)
Net income (loss) available to common shareholders	$(10,699)	$(3,903)
Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.12)	$(0.04)
Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.12)	$(0.04)
Basic weighted average shares outstanding	93,059	92,275
Diluted weighted average shares outstanding(1)	101,690	100,968

See Reconciliation to Net Income (Loss) to NOI page for more details.

FFO, Core FFO and Core AFFO

(in thousands, except per share/unit amounts)

	Three Months Ended March 31,
	2025	2024
Net loss available to common shareholders	$(10,699)	$(3,903)
Add/(Deduct):
Noncontrolling interests in Operating Partnership	(998)	(523)
Noncontrolling interests in discontinued operations	11	155
Real estate-related depreciation and amortization on continuing operations(2)	23,445	22,631
Real estate-related depreciation and amortization on discontinued operations	—	668
Continuing operations: Loss (gain) on sale from unconsolidated joint ventures	—	(7,100)
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	(1,548)
FFO(3)	$11,759	$10,380

Add/(Deduct):
Land and other impairments(4)	1,600	—
(Gain) loss on disposition of developable land	156	(784)
Rebranding and Severance/Compensation related costs (G&A)(5)	168	1,637
Rebranding and Severance/Compensation related costs (Property Management)(6)	510	1,526
Amortization of derivative premium(7)	1,084	904
Derivative mark to market adjustment	255	—
Transaction related costs	308	516
Core FFO	$15,840	$14,179

Add/(Deduct):
Straight-line rent adjustments(8)	(146)	25
Amortization of market lease intangibles, net	(3)	(7)
Amortization of lease inducements	—	7
Amortization of stock compensation	3,366	3,727
Non-real estate depreciation and amortization	150	210
Amortization of deferred financing costs	1,707	1,242
Add/(Deduct):
Non-incremental revenue generating capital expenditures:
Building improvements	(3,306)	(1,040)
Tenant improvements and leasing commissions(9)	(33)	(9)
Core AFFO(3)	$17,575	$18,334

Funds from Operations per share/unit-diluted	$0.12	$0.10
Core Funds from Operations per share/unit-diluted	$0.16	$0.14
Core Adjusted Funds from Operations per share/unit-diluted	$0.17	$0.18
Dividends declared per common share	$0.08	$0.0525
See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Consolidated Statements of Operations page.

Adjusted EBITDA
($ in thousands) (unaudited)

	Three Months Ended March 31,
	2025	2024
Core FFO (calculated on a previous page)	$15,840	$14,179
Deduct:
Equity in (earnings) loss of unconsolidated joint ventures	(3,842)	(459)
Equity in earnings share of depreciation and amortization	(2,343)	(2,724)
Add:
Interest expense	22,960	21,500
Amortization of derivative premium	(1,084)	(904)
Derivative mark to market adjustment	(255)	—
Recurring joint venture distributions	5,801	1,701
Income (loss) in noncontrolling interest in consolidated joint ventures, net of land and other impairments[1]	(525)	(495)
Redeemable noncontrolling interests	81	297
Income tax expense	43	82
Adjusted EBITDA	$36,675	$33,177

See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Non-GAAP Financial Definitions.
1See Annex 7 for breakout of Noncontrolling interests in consolidated joint ventures.

Components of Net Asset Value
($ in thousands)

Real Estate Portfolio			Other Assets

Operating Multifamily NOI[1]	Total	At Share	Cash and Cash Equivalents[2]	$11,625
New Jersey Waterfront	$169,460	$148,796	Restricted Cash	14,512
Massachusetts	26,220	26,220	Other Assets	47,258
Other	28,728	23,768	Subtotal Other Assets	$73,395
Total Multifamily NOI	$224,408	$198,784
Commercial NOI[3]	2,380	1,949	Liabilities and Other Considerations
Total NOI	$226,788	$200,733
			Operating - Consolidated Debt at Share[4]	$1,440,886
Non-Strategic Assets			Operating - Unconsolidated Debt at Share[4]	129,442
			Other Liabilities	65,894
Estimated Value of Land Under Binding Contract		$34,250	Revolving Credit Facility[4]	161,000
Estimated Value of Remaining Land		115,194	Term Loan	200,000
Total Non-Strategic Assets[5]		$149,444	Preferred Units	9,294
			Subtotal Liabilities and Other Considerations	$2,006,516

			Outstanding Shares[6]

			Diluted Weighted Average Shares Outstanding for 1Q 2025 (in 000s)	102,066

1 See Multifamily Operating Portfolio page for more details. The Real Estate Portfolio table is reflective of the quarterly NOI annualized. Displayed NOI values reflect the change in ownership % associated with consolidation of Sable (f.k.a Jersey City Urby) and exclude NOI from Metropolitan at 40 Park due to the sale of our interest.
2 Cash and cash equivalents is of April 21, 2025.
3 See Commercial Assets and Developable Land page for more details.
4 See Debt Summary and Maturity Schedule for pro forma reconciliation.
5 The land values are VRE`s share of value. Wall Land, PI North - Buillding 6 and Riverbend I parcels were removed from the totals as the sales of these assets closed in April 2025. Estimated value of land under binding contract reflects two land parcels (PI South - Building 2 and 1 Water Street) and the value VRE expects to receive upon completion of the sale. For more details on unit change see Commercial Assets and Developable Land page.
6 Outstanding shares for the quarter ended March 31, 2025 is comprised of the following (in 000s): 93,059 weighted average common shares outstanding, 8,631 weighted average Operating Partnership common and vested LTIP units outstanding, and 377 shares representing the dilutive effect of stock-based compensation awards.

See Non-GAAP Financial Definitions.

Multifamily Operating Portfolio

(in thousands, except Revenue per home)

			Operating Highlights
			Percentage Occupied		Average Revenue per Home		NOI[1]		Debt Balance
	Ownership	Apartments	1Q 2025	4Q 2024	1Q 2025	4Q 2024	1Q 2025	4Q 2024
NJ Waterfront
Haus25	100.0%	750	95.6%	95.3%	$4,969	$4,986	$8,195	$7,803	$343,061
Liberty Towers*	100.0%	648	80.5%	85.6%	4,428	4,319	4,289	4,543	—
BLVD 401	74.3%	311	95.0%	95.7%	4,272	4,309	2,431	2,428	115,010
BLVD 425	74.3%	412	95.9%	95.6%	4,143	4,175	3,426	3,246	131,000
BLVD 475	100.0%	523	96.4%	94.4%	4,235	4,201	4,197	4,100	163,844
Soho Lofts*	100.0%	377	94.2%	94.7%	4,828	4,860	3,232	3,258	—
Sable (f.k.a. Jersey City Urby)[2]	85.0%	762	94.5%	94.4%	4,223	4,322	5,879	6,455	181,810
RiverHouse 9 at Port Imperial	100.0%	313	96.4%	95.4%	4,493	4,516	2,715	2,674	110,000
RiverHouse 11 at Port Imperial	100.0%	295	95.8%	96.3%	4,391	4,405	2,527	2,479	100,000
RiverTrace	22.5%	316	94.2%	94.4%	3,808	3,851	2,151	2,243	82,000
Capstone	40.0%	360	95.6%	95.1%	4,603	4,590	3,323	3,243	135,000
NJ Waterfront Subtotal	85.0%	5,067	93.4%	93.8%	$4,430	$4,441	$42,365	$42,472	$1,361,725
Massachusetts
Portside at East Pier	100.0%	180	96.4%	95.2%	$3,283	$3,265	$1,156	$1,207	$56,500
Portside 2 at East Pier	100.0%	296	95.8%	93.9%	3,502	3,425	2,115	2,070	95,022
145 Front at City Square*	100.0%	365	94.8%	94.0%	2,513	2,524	1,636	1,549	—
The Emery at Overlook Ridge	100.0%	326	93.9%	92.9%	2,845	2,865	1,648	1,699	70,279
Massachusetts Subtotal	100.0%	1,167	95.0%	93.9%	$2,975	$2,962	$6,555	$6,525	$221,801
Other
The Upton	100.0%	193	93.3%	91.4%	$4,355	$4,411	$1,290	$1,238	$75,000
The James*	100.0%	240	97.8%	95.8%	3,074	3,168	1,570	1,447	—
Signature Place*	100.0%	197	95.7%	96.5%	3,350	3,312	1,101	1,050	—
Quarry Place at Tuckahoe	100.0%	108	96.8%	95.8%	4,406	4,368	798	821	41,000
Riverpark at Harrison	45.0%	141	97.6%	95.7%	2,857	2,995	568	626	30,192
Metropolitan at 40 Park[3]	25.0%	130	94.0%	93.7%	3,800	3,741	798	771	34,100
Station House	50.0%	378	93.2%	91.8%	2,909	2,989	1,855	2,005	86,812
Other Subtotal	73.8%	1,387	95.2%	94.0%	$3,396	$3,442	$7,980	$7,958	$267,104
Operating Portfolio[4,5]	85.2%	7,621	94.0%	93.9%	$4,019	$4,033	$56,900	$56,955	$1,850,630

1 The sum of property level revenue, straight line and ASC 805 adjustments; less: operating expenses, real estate taxes and utilities.
2 Subsequent to quarter-end, purchased joint venture partner's interest in the Jersey City property that was previously known as the "Urby" and is now named "Sable".
3 On April 21, 2025, the Company sold its interests in the Metropolitan joint venture.
4 Rental revenue associated with retail leases is included in the NOI disclosure above.
5 See Unconsolidated Joint Ventures and Annex 6: Multifamily Operating Portfolio for more details.
*Properties that are currently in the collateral pool for the Term Loan and Revolving Credit Facility.

See Non-GAAP Financial Definitions.
                                                            12

Commercial Assets and Developable Land

($ in thousands)

Commercial	Location	Ownership	Rentable SF1	Percentage Leased 1Q 2025	Percentage Leased 4Q 2024	NOI 1Q 2025	NOI 4Q 2024	Debt Balance
Port Imperial South - Garage	Weehawken, NJ	70.0%	Fn 1	N/A	N/A	$413	$537	$30,957
Port Imperial South - Retail	Weehawken, NJ	70.0%	18,064	77.0%	92.0%	112	147	—
Port Imperial North - Garage	Weehawken, NJ	70.0%	Fn 1	N/A	N/A	(54)	25	—
Port Imperial North - Retail	Weehawken, NJ	100.0%	8,400	100.0%	100.0%	89	(275)	—
Riverwalk at Port Imperial	West New York, NJ	100.0%	29,923	80.0%	80.0%	35	61	—
Commercial Total			56,387	82.0%	86.8%	$595	$495	$30,957
Shops at 40 Park[2]	Morristown, NJ	N/A	N/A	N/A	69.0%	—	68	—
Commercial Total with Shops at 40 Park				82.0%	78.4%	$595	$563	$30,957

Developable Land Parcel Units[3]
	Total Units	VRE Share
NJ Waterfront	1,522	1,400
Massachusetts	737	737
Other	459	459
Developable Land Parcel Units Total at April 22, 2025[4]	2,718	2,596
Less: land under binding contract	544	422
Developable Land Parcel Units Remaining	2,174	2,174

1 Port Imperial South - Garage and Port Imperial North - Garage include approximately 850 and 686 parking spaces, respectively.
2 The Company`s joint venture sold the Shops at 40 Park retail property on October 22, 2024.
3 The Company has an additional 34,375 SF of developable retail space within land developments that is not represented in this table.
4 Includes the impact of the three land parcels that sold in April 2025.

Same Store Market Information1

Sequential Quarter Comparison
(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Tradeouts[2]
	Apartments	1Q 2025	4Q 2024	Change	1Q 2025	4Q 2024	Change	1Q 2025	4Q 2024	Change
New Jersey Waterfront	5,067	$37,673	$37,733	(0.2)%	93.4%	93.8%	(0.3)%	2.4%	1.2%	1.2%
Massachusetts	1,167	6,816	6,787	0.4%	95.0%	93.9%	1.2%	2.5%	—%	2.5%
Other[3]	1,387	6,404	6,299	1.7%	95.2%	94.0%	1.1%	2.6%	(1.7)%	4.3%
Total	7,621	$50,893	$50,819	0.1%	94.0%	93.9%	0.1%	2.4%	0.5%	1.9%

Year-over-Year First Quarter Comparison

(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Tradeouts[2]
	Apartments	1Q 2025	1Q 2024	Change	1Q 2025	1Q 2024	Change	1Q 2025	1Q 2024	Change
New Jersey Waterfront	5,067	$37,673	$36,698	2.7%	93.4%	94.2%	(0.8)%	2.4%	4.1%	(1.7)%
Massachusetts	1,167	6,816	6,520	4.5%	95.0%	95.1%	(0.1)%	2.5%	2.9%	(0.4)%
Other[3]	1,387	6,404	6,096	5.1%	95.2%	92.7%	2.7%	2.6%	4.8%	(2.2)%
Total	7,621	$50,893	$49,314	3.2%	94.0%	94.1%	(0.1)%	2.4%	4.6%	(2.2)%

Average Revenue per Home

	Apartments	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
New Jersey Waterfront	5,067	$4,430	$4,441	$4,371	$4,291	$4,274
Massachusetts	1,167	2,975	2,962	2,946	2,931	2,893
Other[3]	1,387	3,396	3,442	3,421	3,411	3,374
Total	7,621	$4,019	$4,033	$3,980	$3,923	$3,899
1 All statistics are based off the current 7,621 Same Store pool.
2 Blended lease tradeouts exclude properties not managed by Veris.
3 "Other" includes properties in Suburban NJ, New York, and Washington, DC. See Multifamily Operating Portfolio page for breakout.
See Non-GAAP Financial Definitions.

Same Store Performance
($ in thousands)

Multifamily Same Store[1]
	Three Months Ended March 31,				Sequential
	2025	2024	Change	%	1Q25	4Q24	Change	%
Apartment Rental Income	$68,679	$66,701	$1,978	3.0%	$68,679	$69,149	$(470)	(0.7)%
Parking/Other Income	7,082	7,277	(195)	(2.7)%	7,082	7,226	(144)	(2.0)%
Total Property Revenues[2]	$75,761	$73,978	$1,783	2.4%	$75,761	$76,375	$(614)	(0.8)%
Marketing & Administration	2,145	2,138	7	0.3%	2,145	2,618	(473)	(18.1)%
Utilities	3,244	2,570	674	26.2%	3,244	2,278	966	42.4%
Payroll	4,291	4,295	(4)	(0.1)%	4,291	4,525	(234)	(5.2)%
Repairs & Maintenance	3,366	3,604	(238)	(6.6)%	3,366	4,486	(1,120)	(25.0)%
Controllable Expenses	$13,046	$12,607	$439	3.5%	$13,046	$13,907	$(861)	(6.2)%
Other Fixed Fees	725	712	13	1.8%	725	719	6	0.8%
Insurance	1,467	1,779	(312)	(17.5)%	1,467	1,388	79	5.7%
Real Estate Taxes	9,630	9,566	64	0.7%	9,630	9,542	88	0.9%
Non-Controllable Expenses	$11,822	$12,057	$(235)	(1.9)%	$11,822	$11,649	$173	1.5%
Total Property Expenses	$24,868	$24,664	$204	0.8%	$24,868	$25,556	$(688)	(2.7)%
Same Store GAAP NOI	$50,893	$49,314	$1,579	3.2%	$50,893	$50,819	$74	0.1%

Same Store NOI Margin	67.2%	66.7%	0.5%		67.2%	66.5%	0.7%
Total Units	7,621	7,621			7,621	7,621
% Ownership	85.2%	85.2%			85.2%	85.2%
% Occupied	94.0%	94.1%	(0.1)%		94.0%	93.9%	0.1%
1 Values represent the Company's pro rata ownership of the operating portfolio. All periods displayed have the same properties in the pool.
2 Revenues reported based on Generally Accepted Accounting Principals or "GAAP".

Debt Profile

($ in thousands)

	Lender	Effective Interest Rate(1)	March 31, 2025	December 31, 2024	Date of Maturity
Secured Permanent Loans
Portside 2 at East Pier	New York Life Insurance Co.	4.56%	95,022	95,427	03/10/26
BLVD 425	New York Life Insurance Co.	4.17%	131,000	131,000	08/10/26
BLVD 401	New York Life Insurance Co.	4.29%	115,010	115,515	08/10/26
Portside at East Pier(2)	KKR	SOFR + 2.75%	56,500	56,500	09/07/26
The Upton(3)	Bank of New York Mellon	SOFR + 1.58%	75,000	75,000	10/27/26
RiverHouse 9 at Port Imperial(4)	JP Morgan	SOFR + 1.41%	110,000	110,000	06/21/27
Quarry Place at Tuckahoe	Natixis Real Estate Capital, LLC	4.48%	41,000	41,000	08/05/27
BLVD 475	The Northwestern Mutual Life Insurance Co.	2.91%	163,844	164,712	11/10/27
Haus25	Freddie Mac	6.04%	343,061	343,061	09/01/28
RiverHouse 11 at Port Imperial	The Northwestern Mutual Life Insurance Co.	4.52%	100,000	100,000	01/10/29
Port Imperial Garage South	American General Life & A/G PC	4.85%	30,957	31,098	12/01/29
The Emery at Overlook Ridge(5)	Flagstar Bank	3.21%	70,279	70,653	01/01/31
Secured Permanent Loans Outstanding			$1,331,673	$1,333,966
Unamortized Deferred Financing Costs			(9,637)	(10,492)
Secured Permanent Loans			$1,322,036	$1,323,474
Secured RCF & Term Loans:
Revolving Credit Facility(6)	Various Lenders	SOFR + 2.73%	$148,000	$152,000	04/22/27
Term Loan(6)	Various Lenders	SOFR + 2.73%	200,000	200,000	04/22/27
RCF & Term Loan Balances			$348,000	$352,000
Unamortized Deferred Financing Costs			(2,828)	(3,161)
Total RCF & Term Loan Debt			$345,172	$348,839
Total Debt			$1,667,208	$1,672,313

See to Debt Profile Footnotes page.

Debt Summary and Maturity Schedule

Nearly all of the Company's total pro forma debt portfolio (consolidated and unconsolidated) is hedged or fixed. The Company's total pro forma debt portfolio has a weighted average interest rate of 4.96% and a weighted average maturity of 2.8 years.

($ in thousands)

	Balance	% of Total	Weighted Average Interest Rate	Weighted Average Maturity in Years
Fixed Rate & Hedged Debt
Fixed Rate & Hedged Secured Debt	$1,679,673	100.0%	5.05%	2.51
Variable Rate Debt
Variable Rate Debt	—	—%	—%	—
Totals / Weighted Average	$1,679,673	100.0%	5.05%	2.51
Unamortized Deferred Financing Costs	(12,465)
Total Consolidated Debt, net	$1,667,208
Partners’ Share	(72,597)
VRE Share of Total Consolidated Debt, net[1]	$1,594,611

Unconsolidated Secured Debt
VRE Share	$292,506	53.2%	4.71%	3.80
Partners’ Share	257,408	46.8%	4.71%	3.80
Total Unconsolidated Secured Debt	$549,914	100.0%	4.71%	3.80

Pro Forma Debt Portfolio
Fixed Rate & Hedged Secured Debt	$1,920,328	99.4%	4.94%	2.84
Variable Rate Secured Debt	11,000	0.6%	7.04%	2.06
Total Pro Forma Debt Portfolio	$1,931,328	100.0%	4.96%	2.83

Debt Maturity Schedule as of March 31, 20252,3

Pro Forma
Total Consolidated Debt, gross on 3/31/25	1,679,673
Partners' Share	(72,597)
VRE Share of Total Consolidated Debt, as of 3/31/25	1,607,076
Net Revolver activity in April	13,000
Consolidation of debt associated with JV interest acquisition	181,810
VRE Share of Total Consolidated Debt, as of 4/21/25	1,800,886

VRE Share of Unconsolidated Secured Debt, on 3/31/25	292,506
Consolidation of debt associated with JV interest acquisition	(154,539)
Disposition of our interest in Metropolitan at 40 Park joint venture	(8,525)
VRE Share of Total Unconsolidated Debt, on 4/21/25	129,442

Total Pro Forma Debt Portfolio	1,931,328

1 Minority interest share of consolidated debt is comprised of $33.7 million at BLVD 425, $29.6 million at BLVD 401 and $9.3 million at Port Imperial South Garage.
2 The Term Loan, Revolver and Unused Revolver Capacity are shown with the one-year extension option utilized on the facilities. At quarter end, the Term Loan was fully drawn and hedged with an interest-rate cap with a strike rate of 3.5%, expiring July 2026. The Revolver is fully hedged with an interest-rate cap of 3.5%, expiring in June 2025.
3 The graphic reflects consolidated debt balances only. Dollars are shown in millions.

Annex 1: Transaction Activity

$ in thousands except per SF
	Location	Transaction Date	Number of Buildings	Units	Gross Asset Value
2025 dispositions-to-date
Land
65 Livingston	Roseland, NJ	1/24/2025	N/A	N/A	$7,300
Wall Land	Wall Township, NJ	4/3/2025	N/A	N/A	31,000
PI North - Building 6 and Riverbend I	West New York, NJ	4/21/2025	N/A	N/A	6,500
			Land dispositions-to-date		$44,800
Multifamily
Metropolitan at 40 Park	Morristown, NJ	4/21/2025	1	130	$600
			Multifamily dispositions-to-date		$600
			Total dispositions-to-date		$45,400
Land Under Binding Contract
1 Water Street	White Plains, NY	N/A	N/A	N/A
PI South - Building 2	Weehawken, NJ	N/A	N/A	N/A

2025 Acquisitions-to-Date
Multifamily
Sable (f.k.a Jersey City Urby)	Jersey City, NJ	4/21/2025	1	762	$38,500[1]
			Multifamily acquisitions-to-date		$38,500

1 Represents gross value associated with the purchase of our partner`s equity interest in the Jersey City property now known as Sable.

Annex 2: Reconciliation of Net Income (loss) to NOI (three months ended)

	1Q 2025	4Q 2024
	Total	Total
Net Income (loss)	$(13,730)	$(14,023)
Deduct:
Management fees	(718)	(751)
Loss (income) from discontinued operations	(136)	1,015
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairment, net	—	(1,899)
Interest and other investment income	(25)	(111)
Equity in (earnings) loss of unconsolidated joint ventures	(3,842)	(1,015)
(Gain) loss on disposition of developable land	156	—
Gain on sale of unconsolidated joint venture interests	—	154
Other (income) expense, net	105	396
Add:
Property management	4,385	3,877
General and administrative	10,068	10,040
Transaction-related costs	308	159
Depreciation and amortization	21,253	21,182
Interest expense	22,960	23,293
Provision for income taxes	42	2
Land and other impairments, net	3,200	—
Net operating income (NOI)	$44,026	$42,319

Summary of Consolidated Multifamily NOI by Type (unaudited):	1Q 2025	4Q 2024
Total Consolidated Multifamily - Operating Portfolio	$42,326	$41,612
Total Consolidated Commercial	595	495
Total NOI from Consolidated Properties (excl. unconsolidated JVs/subordinated interests)	$42,921	$42,107
NOI (loss) from services, land/development/repurposing & other assets	1,250	398
Total Consolidated Multifamily NOI	$44,171	$42,505

See Consolidated Statement of Operations page.

See Non-GAAP Financial Definitions.

Annex 3: Consolidated Statement of Operations and Non-GAAP Financial Footnotes

FFO, Core FFO, AFFO, NOI, & Adjusted EBITDA

1.Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,360 and 8,418 shares for the three months ended March 31, 2025 and 2024, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).
2.Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2.3 million and $2.7 million for the three months ended March 31, 2025 and 2024, respectively. Excludes non-real estate-related depreciation and amortization of $0.2 million and $0.2 million for each of the three months ended March 31, 2025 and 2024.
3.Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See Non-GAAP Financial Definitions for information About FFO, Core FFO, AFFO, NOI & Adjusted EBITDA.
4.Represents the Company`s controlling interest portion of $3.2 million land and other impairment charge.
5.Accounting for the impact of Severance/Compensation related costs, General and Administrative expense was $9.9 million and $9.6 million for the three months ended March 31, 2025 and 2024, respectively.
6.Accounting for the impact of Severance/Compensation related costs, Property Management expense was $3.9 million and $3.7 million for the three months ended March 31, 2025 and 2024, respectively.
7.Includes the Company's share from unconsolidated joint ventures of $12 thousand and $19 thousand for the three months ended March 31, 2025 and 2024, respectively.
8.Includes the Company's share from unconsolidated joint ventures of $10 thousand for each of the three months ended March 31, 2025 and 2024.
9.Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.

Back to Consolidated Statement of Operations page.
Back to FFO, Core FFO and Core AFFO page.
Back to Adjusted EBITDA page

Annex 4: Unconsolidated Joint Ventures

($ in thousands)

Property	Units	Percentage Occupied	VRE's Nominal Ownership[1]	1Q 2025 NOI[2]	Total Debt	VRE Share of 1Q NOI	VRE Share of Debt
Multifamily
Sable (f.k.a Jersey City Urby)[3]	762	94.5%	85.0%	$5,879	$181,810	$4,997	$154,539
RiverTrace at Port Imperial	316	94.2%	22.5%	2,151	82,000	484	18,450
Capstone at Port Imperial	360	95.6%	40.0%	3,323	135,000	1,329	54,000
Riverpark at Harrison	141	97.6%	45.0%	568	30,192	256	13,586
Metropolitan at 40 Park[4]	130	94.0%	25.0%	798	34,100	200	8,525
Station House	378	93.2%	50.0%	1,855	86,812	928	43,406
Total Multifamily	2,087	94.6%	55.0%	$14,574	$549,914	$8,193	$292,506
Total UJV	2,087	94.6%	55.0%	$14,574	$549,914	$8,193	$292,506

1 Amounts represent the Company's share based on ownership percentage.
2 The sum of property level revenue, straight line and ASC 805 adjustments; less: operating expenses, real estate taxes and utilities.
3 Subsequent to quarter-end, purchased joint venture partner's interest in the Jersey City property that was previously known as the "Urby" and is now named "Sable".
4 On April 21, the Company sold its interests in the Metropolitan joint venture.

Annex 5: Debt Profile Footnotes

1.Effective rate of debt, including deferred financing costs, comprised of debt initiation costs, and other transaction costs, as applicable.
2.The loan on Portside at East Pier is hedged with a 3-year cap at a strike rate of 3.5%, expiring in September 2026.
3.The loan on Upton is hedged with an interest rate cap at a strike rate of 3.5%, expiring in November 2026.
4.The loan on RiverHouse 9 is hedged with an interest rate cap at a strike rate of 3.5%, expiring in July 2026.
5.Effective rate reflects the fixed rate period, which ends on January 1, 2026. After that period ends, the Company must make a one-time interest rate election of either: (a) the floating-rate option, the sum of the highest prime rate as published in the New York Times on each applicable Rate Change Date plus 2.75% annually or (b) the fixed-rate option, the sum of the Five Year Fixed Rate Advance of the Federal Home Loan Bank of New York in effects as of the first business day of the month which is three months prior to the Rate Change Date plus 3.00% annually.
6.The Company's facilities consist of a $300 million Revolver and $200 million delayed-draw Term Loan and are supported by a group of eight lenders. The eight lenders consists of JP Morgan Chase and Bank of New York Mellon as Joint Bookrunners; Bank of America Securities, Capital One, Goldman Sachs Bank USA, and RBC Capital Markets as Joint Lead Arrangers; and Associated Bank and Eastern Bank as participants. The facilities have a three-year term ending April 22, 2027, with a one-year extension option. The Term Loan was fully drawn and hedged with interest rate caps at strike rates of 3.5%, expiring in July 2026. As of March 31, 2025, the balance outstanding under the Revolver was $148 million, of which was fully hedged with an interest rate cap at a strike rate of 3.5%, expiring in June 2025.

	Balance as of March 31, 2025	Initial Spread	Deferred Financing Costs	5 bps reduction KPI	Updated Spread	SOFR or SOFR Cap	All In Rate
Secured Revolving Credit Facility	$148,000,000	2.10%	0.68%	(0.05)%	2.73%	3.50%	6.23%
Secured Term Loan	$200,000,000	2.10%	0.68%	(0.05)%	2.73%	3.50%	6.23%

Back to Debt Profile page.

Annex 6: Multifamily Property Information

	Location	Ownership	Apartments	Rentable SF1	Average Size	Year Complete
NJ Waterfront
Haus25	Jersey City, NJ	100.0%	750	617,787	824	2022
Liberty Towers	Jersey City, NJ	100.0%	648	602,210	929	2003
BLVD 401	Jersey City, NJ	74.3%	311	273,132	878	2016
BLVD 425	Jersey City, NJ	74.3%	412	369,515	897	2003
BLVD 475	Jersey City, NJ	100.0%	523	475,459	909	2011
Soho Lofts	Jersey City, NJ	100.0%	377	449,067	1,191	2017
Sable (f.k.a Jersey City Urby)[2]	Jersey City, NJ	85.0%	762	474,476	623	2017
RiverHouse 9 at Port Imperial	Weehawken, NJ	100.0%	313	245,127	783	2021
RiverHouse 11 at Port Imperial	Weehawken, NJ	100.0%	295	250,591	849	2018
RiverTrace	West New York, NJ	22.5%	316	295,767	936	2014
Capstone	West New York, NJ	40.0%	360	337,991	939	2021
NJ Waterfront Subtotal		85.0%	5,067	4,391,122	867
Massachusetts
Portside at East Pier	East Boston, MA	100.0%	180	154,859	862	2015
Portside 2 at East Pier	East Boston, MA	100.0%	296	230,614	779	2018
145 Front at City Square	Worcester, MA	100.0%	365	304,936	835	2018
The Emery at Overlook Ridge	Revere, MA	100.0%	326	273,140	838	2020
Massachusetts Subtotal		100.0%	1,167	963,549	826
Other
The Upton	Short Hills, NJ	100.0%	193	217,030	1,125	2021
The James	Park Ridge, NJ	100.0%	240	215,283	897	2021
Signature Place	Morris Plains, NJ	100.0%	197	203,716	1,034	2018
Quarry Place at Tuckahoe	Eastchester, NY	100.0%	108	105,551	977	2016
Riverpark at Harrison	Harrison, NJ	45.0%	141	124,774	885	2014
Metropolitan at 40 Park[3]	Morristown, NJ	25.0%	130	124,237	956	2010
Station House	Washington, DC	50.0%	378	290,348	768	2015
Other Subtotal		73.8%	1,387	1,280,939	924
Operating Portfolio[4]		85.2%	7,621	6,635,610	871

Back to Multifamily Operating Portfolio page.
1 Total sf outlined above excludes approximately 191,838 sqft of ground floor retail, of which 149,497 sf was leased as of March 31, 2025.
2 Subsequent to quarter-end, purchased joint venture partner's interest in the Jersey City property that was previously known as the "Urby" and is now named "Sable".
3 On April 21, the Company sold the Metropolitan joint venture.
4 Rental revenue associated with retail leases is included in the NOI disclosure on the Multifamily Operating Portfolio page.

Annex 7: Noncontrolling Interests in Consolidated Joint Ventures

	Three Months Ended March 31,
	2025	2024
BLVD 425	$152	$80
BLVD 401	(552)	(552)
Port Imperial Garage South	(82)	(26)
Port Imperial Retail South	8	34
Other consolidated joint ventures	(1,651)	(31)
Net losses in noncontrolling interests	$(2,125)	$(495)
Depreciation in noncontrolling interests	736	721
Funds from operations - noncontrolling interest in consolidated joint ventures	$(1,389)	$226
Interest expense in noncontrolling interest in consolidated joint ventures	782	788
Net operating income before debt service in consolidated joint ventures	$(607)	$1,014

Back to Adjusted EBITDA page.

Non-GAAP Financial Definitions
NON-GAAP FINANCIAL MEASURES
Included in this financial package are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined.

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted "EBITDA")
The Company defines Adjusted EBITDA as Core FFO, plus interest expense, plus income tax expense, plus income (loss) in noncontrolling interest in consolidated joint ventures, and plus adjustments to reflect the entity's share of Adjusted EBITDA of unconsolidated joint ventures. The Company presents Adjusted EBITDA because the Company believes that Adjusted EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Blended Net Rental Growth Rate or Blended Lease Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.
Core FFO and Adjusted FFO ("AFFO")
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions, and capital expenditures, (ii) straight-line rents and amortization of acquired above/below market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and Adjusted AFFO are presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO and Adjusted FFO are non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO and Adjusted FFO, the Company's measures of Core FFO may not be comparable to the Core FFO and Adjusted FFO reported by other REITs. A reconciliation of net income per share to Core FFO and Adjusted FFO in dollars and per share are included in the financial tables accompanying this press release.

Funds From Operations ("FFO")
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

Company Information

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
Veris Residential, Inc.	New York Stock Exchange	Veris Residential, Inc.
210 Hudson St., Suite 400		Investor Relations Department
Jersey City, New Jersey 07311	Trading Symbol	210 Hudson St., Suite 400
(732) 590-1010	Common Shares: VRE	Jersey City, New Jersey 07311

Mackenzie Rice
Director, Investor Relations
E-Mail: investors@verisresidential.com
Web: www.verisresidential.com

Executive Officers

Mahbod Nia	Amanda Lombard	Taryn Fielder
Chief Executive Officer	Chief Financial Officer	General Counsel and Secretary

Anna Malhari	Jeff Turkanis
Chief Operating Officer	EVP & Chief Investment Officer

Equity Research Coverage

Bank of America Merrill Lynch	BTIG, LLC	Citigroup
Jana Galan	Thomas Catherwood	Nicholas Joseph

Evercore ISI	Green Street Advisors	JP Morgan
Steve Sakwa	John Pawlowski	Anthony Paolone

Truist
Michael R. Lewis
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